UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2014
 ORBITZ WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)
 Delaware
(State or other jurisdiction of incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)
500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2014, Jeff Clarke notified us of his intent to resign as a member of the Orbitz Worldwide, Inc. (the “Company”) Board of Directors (the “Board”) and as Chairman of the Board, effective immediately.

The Board has appointed Scott Forbes as non-executive Chairman of the Board, effective April 10, 2014.

Pursuant to the Company’s by-laws, the Board elected Gavin Baiera to the Board, effective as of April 10, 2014, to fill the vacancy created by the resignation of Mr. Clarke. Mr. Baiera was appointed a Class III director and will serve for the term expiring at the 2016 Annual Meeting of Shareholders. Pursuant to its rights under the Company's certificate of incorporation, Travelport Limited consented to the appointment of Mr. Baiera to fill the vacancy on the Board.

A copy of the press release announcing these events is furnished as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
Dated: April 14, 2014	By:	/s/ James F. Rogers
		Name:	James F. Rogers
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 14, 2014